Exhibit 99.1

Lucid Diagnostics Announces Closing of Nasdaq Initial Public Offering

NEW YORK, October 18, 2021—(GLOBE NEWSWIRE)— Lucid Diagnostics Inc. (Nasdaq: LUCD) (“Lucid”) a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (“PAVmed”), today announced the closing on October 18, 2021 of its initial public offering (the “Offering”) of 5,000,000 shares of common stock at a price to the public of $14.00 per share for total gross proceeds of $70,000,000 before deducting underwriting discounts and commissions and estimated offering expenses.

In addition, Lucid has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock from Lucid at the initial public offering price less underwriting discounts and commissions.

Cantor and Canaccord Genuity are acting as joint book-running managers for the offering. BTIG and Needham & Company are acting as co-lead managers for the offering.

A registration statement relating to the securities being sold in the offering was declared effective by the Securities and Exchange Commission (“SEC”) on October 13, 2021. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification or publication of an offering prospectus under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a written prospectus. Copies of the prospectus related to the offering can be accessed by visiting the SEC website at http://www.sec.gov. Alternatively, copies of the prospectus relating to the offering can be obtained from either of the following:

Cantor Fitzgerald & Co., Attention: Capital Markets Department

499 Park Avenue, 4th Floor, New York, NY 10022

prospectus@cantor.com

Canaccord Genuity LLC, Attention: Syndicate Department

99 High Street, Suite 1200, Boston, MA 02110

prospectus@cgf.com

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lucid Diagnostics

Lucid Diagnostics Inc. (Nasdaq: LUCD) is a commercial-stage, cancer prevention medical diagnostics company, and subsidiary of PAVmed Inc. (Nasdaq: PAVM). Lucid is focused on the millions of patients with gastroesophageal disease (GERD), also known as chronic heartburn, who are at risk of developing esophageal precancer and cancer. Lucid’s EsoGuard® Esophageal DNA Test, performed on samples collected in a brief noninvasive office procedure with its EsoCheck® Esophageal Cell Collection Device, is the first and only commercially available diagnostic test capable of serving as a widespread screening tool to prevent cancer and cancer deaths through early detection of esophageal precancer in at-risk GERD patients. EsoGuard is commercialized in the U.S. as a Laboratory Developed Test (LDT). EsoCheck is commercialized in the U.S. as a 510(k)-cleared esophageal cell collection device. EsoGuard, used with EsoCheck, was granted FDA Breakthrough Device designation and is the subject of two large, actively enrolling, international multicenter clinical trials to support FDA PMA approval. Lucid is building a network of Lucid Test Centers where at-risk GERD patients can undergo the EsoCheck procedure for EsoGuard testing.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the ability to complete Lucid’s initial public offering; volatility in the price of Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid’s clinical and preclinical studies; whether and when Lucid’s products are cleared by regulatory authorities; market acceptance of Lucid’s products once cleared and commercialized; Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, Lucid has been monitoring the COVID-19 pandemic and the pandemic’s impact on Lucid’s businesses. Lucid expects the significance of the COVID-19 pandemic, including the extent of its effect on its financial and operational results, to be dictated by, among other things, the success of efforts to contain the pandemic and the impact of such efforts on Lucid’s businesses. All of these factors are difficult or impossible to predict accurately and many of them are beyond Lucid’s control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid’s future operations, see Lucid’s registration statement on Form S-1 filed with the Securities and Exchange Commission. Lucid disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts

Investors

Lisa DeScenza

LaVoieHealthScience

(617) 351-0243

ldescenza@lavoiehealthscience.com

Media

Katie Gallagher / Kristi Bruno

LaVoieHealthScience

(617) 792-3937 / (617) 865-3940

PAVmed@lavoiehealthscience.com